UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2005

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events.

On August 2, 2005 and August 19, 2005 the Company reported the filing of class action complaints for alleged violations of the federal securities laws in actions entitled Nilesh Patel v. Avon Products, Inc. et al. and Michael Cascio v. Avon Products, Inc. et al., respectively, which subsequently have been consolidated. A consolidated amended class action complaint for alleged violations of the federal securities laws was filed in the consolidated action on December 27, 2005 in the United States District Court for the Southern District of New York (Master File Number 05-CV-06803) under the caption In re Avon Products, Inc. Securities Litigation naming the Company, an officer and two officer/directors. The consolidated action, brought on behalf of purchasers of the Company’s common stock between February 3, 2004 and September 20, 2005, seeks damages for alleged false and misleading statements “concerning Avon’s operations and performance in China, the United States . . . and Mexico.” The consolidated amended complaint also asserts that during the class period certain officers and directors sold shares of the Company’s common stock.

On August 19, 2005 the Company reported the filing of a complaint in a shareholder derivative action purportedly brought on behalf of the Company entitled Robert L. Garber, derivatively on behalf of Avon Products, Inc. v. Andrea Jung et al. as defendants, and Avon Products, Inc. as nominal defendant. An amended complaint was filed in this action on December 27, 2005 in the United States District Court for the Southern District of New York (Master File Number 05-CV-06803) under the caption In re Avon Products, Inc. Securities Litigation naming certain officers and directors of the Company. The amended complaint alleges that defendants’ violations of state law, including breaches of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment, between February 2004 and the present, have caused losses to the Company.

On October 13, 2005 and October 20, 2005 the Company reported the filing of class action complaints for alleged violations of the Employee Retirement Income Security Act (“ERISA”) in actions entitled John Rogati v. Andrea Jung, et al. and Carolyn Jane Perry v. Andrea Jung, et al., respectively, which subsequently have been consolidated. A consolidated class action complaint for alleged violations of ERISA was filed in the consolidated action on or about December 27, 2005 in the United States District Court for the Southern District of New York (Master File Number 05-CV-06803) under the caption In re Avon Products, Inc. ERISA Litigation naming the Company, certain officers, the Company’s Retirement Board and others. The consolidated action purports to be brought on behalf of the Avon Products, Inc. Personal Savings Account Plan and the Avon Products, Inc. Personal Retirement Account Plan (collectively the “Plan”) and on behalf of participants and beneficiaries of the Plan “for whose individual accounts the Plan purchased or held an interest in Avon Products, Inc. . . . common stock from February 20, 2004 to the present.” The consolidated complaint asserts breaches of fiduciary duties and prohibited transactions in violation of ERISA arising out of, inter alia, alleged false and misleading public statements regarding the Company’s business made during the class period and investments in Avon stock by the Plan and Plan participants. The Company, by filing this report, is not acknowledging any obligation to have done so. The Company is not undertaking to announce the filing of any similar complaints in the future.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: January 4, 2006

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